SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2003

EXCHANGE BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	033-54566	34-1721453
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

237 Main Street, Luckey, Ohio	43443
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 833-3401

N/A

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

(b)

The Audit Committee of the Board of Directors of Exchange Bancshares, Inc. (the "Company"), on July 16, 2003, engaged Clifton Gunderson as the principal accountant of the Company to audit the Company's financial statements.  During the Company's two most recent fiscal years, the Company did not consult with Clifton Gunderson on any accounting, auditing or financial reporting issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                               EXCHANGE BANCSHARES, INC.

Date:  July 16, 2003

By:	/s/ Thomas E. Funk
Thomas E. Funk Vice President and CFO